EXHIBIT 99.1

For Immediate Release

T. Alan Schmidt Accepts New Position

New York, N.Y. – February 8, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that T. Alan Schmidt has announced that he will be leaving Newtek Business Services on February 15, 2007. Mr. Schmidt was a founder and served as President and Chief Operating Officer of Newtek Merchant Solutions, the company’s electronic payment processing division, for the past three years. Mr. Schmidt will be relocating to Iowa to join NCMIC, Newtek’s strategic partner in the merchant processing business, to develop and operate NCMIC’s merchant processing business. NCMIC has served as processing bank and a strategic partner of Newtek since the inception of Newtek’s merchant processing business.

Barry Sloane, CEO of Newtek’s merchant processing division and Chairman and CEO of Newtek Business Services stated: “We are disappointed to lose Tracy Schmidt as a leader, manager and employee but welcome him in his new capacity to our outstanding historic relationship with NCMIC. As a manager, Tracy exemplified the ability to recruit and train and hire an outstanding group of professionals. Due to our strong management team supported by a dedicated staff, we see no need at present to hire outside our company to fill this vital role. Derek Depuydt and Kim Olszewski will take over Tracy’s duties as President and Chief Operating Officer on his departure. We are extremely proud of the breadth and depth of the management team in place and are confident in our ability to continue to manage this high growth business in the future. We wish Tracy well on his relocation to Iowa and are confident that our merchant processing management team will continue to exceed our expectations for this core business of Newtek.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped small business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 70,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions
•	Insurance Services: Nationwide commercial and personal lines of insurance
•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
•	Web Hosting: Full service web host including domain registration and online shopping cart tools
•	Web Design and Development: Customized web design and development services for a powerful web presence
•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business
•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval
•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com